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[WHITEHALL LOGO]

                                                                    NEWS RELEASE

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                                     For:         Whitehall Jewellers, Inc.
                                     Contacts:    John R. Desjardins
FOR IMMEDIATE RELEASE                             Executive Vice President
                                                  312-762-9751


             WHITEHALL JEWELLERS, INC. ANNOUNCES FIRST QUARTER SALES


         Chicago, Illinois, May 10, 2001 -- Whitehall Jewellers, Inc. (NYSE:
JWL) today announced sales for the first quarter ended April 30, 2001 were $68.9 million, a 6.4% decrease compared to $73.6 million for the first quarter of last year. Comparable store sales decreased 16.7% during the quarter, versus a comparable store sales increase of 8.8% for the first fiscal quarter of 2000.

         Hugh M. Patinkin, Chairman and Chief Executive Officer, commented, "As expected, the slowing economy and weak retail sales environment resulted in a drop in comparable store sales. Our sales were also negatively impacted by our previously communicated decision to exit two lines of business including not accepting as trade-ins, items of jewelry which had previously been purchased at other retailers, which we believe accounted for approximately six percent of our comp store sales drop." Mr. Patinkin continued, "In addition, in these difficult times we have focused on improving merchandise gross margin and reducing personnel and credit expenses. While this decision had some impact on comp store sales, as a result of this focus we expect to match the First Call consensus earnings estimate for the first quarter of an $0.11 loss per share."

         Mr. Patinkin further stated, "By the end of the first quarter, we had opened 20 of the approximate 30 stores planned for 2001. These stores are performing consistent with historical sales levels for new stores."


             For Investor Relations info: investorrelations@whji.com
                  Internet Website: www.whitehalljewellers.com


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         The Company plans to release earnings for the quarter ended April 30,
2001 on Tuesday, May 22, 2001, before the market opens. Following the release, the Company will host a conference call at 11:00 a.m. EST that will be broadcast live over the Internet at http://www.streetevents.com. To participate in the call, please dial 800-982-3654 approximately 10 minutes before the scheduled time and punch in the passcode "5162380" to be connected to the call. Please call Susan Weber at 312-762-0292 to reserve a space on the call.

         Whitehall Jewellers, Inc. is a leading national specialty retailer of fine jewelry, currently operating 361 stores in 37 states. The Company operates stores in regional and superregional shopping malls under the names Whitehall Co. Jewellers, Lundstrom Jewelers and Marks Bros. Jewelers.

         This release contains certain forward-looking statements (as such term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934) and information relating to the Company that are based on the current beliefs of management of the Company as well as assumptions made by and information currently available to management including statements related to the markets for our products, general trends and trends in our operations or financial results, plans, expectations, estimates and beliefs. In addition, when used in this report, the words "anticipate," "believe," "estimate," "expect," "intend," "plan," "predict" and similar expressions and their variants, as they relate to the Company or our management, may identify forward-looking statements. Such statements reflect our judgement of the company as of the date of this report with respect to future events, the outcome of which is subject to certain risks, including the factors described below, which may have a significant impact on our business, operating results or financial condition. Investors are cautioned that these forward-looking statements are inherently uncertain. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein. Whitehall Jewellers undertakes no obligation to update forward-looking statements. The following factors, among others, may impact forward looking statements contained in this report: (1) the extent and results of our store expansion strategy and associated occupancy costs, and access to funds for new store openings; (2) the seasonality of our business; (3) economic conditions, the retail sales environment and our ability to execute our business strategy and the related effects on comparable store sales and other results; (4) the extent and success of our marketing and promotional programs; (5) personnel costs and the extent to which we are able to retain and attract key personnel; (6) competition; (7) the availability and cost of consumer credit; (8) relationships with suppliers; (9) our ability to maintain adequate information systems capacity and infrastructure; (10) our leverage and cost of funds; (11) our ability to maintain adequate loss prevention measures; (12) fluctuations in raw material prices, including diamond, gem and gold prices; (13) the extent and results of our E-commerce strategies and those of others; (14) regulation affecting the industry generally, including regulation of marketing practices; (15) the successful integration of acquired locations and assets into our existing operations; and (16) the risk factors identified from time to time in our filings with the Securities and Exchange Commission.

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             For Investor Relations info: investorrelations@whji.com
                  Internet Website: www.whitehalljewellers.com